EXHIBIT 99.2

PRUDENTIAL BACK TO SCHOOL CONFERENCE
BOSTON, SEPTEMBER 4, 2003

(Logo) Good morning! I’m delighted to have this opportunity to speak with you about the many developments that are driving renewed growth in Campbell Soup Company.

It’s been three years since we were last at this conference and now is an ideal time for me to return to the fold, so to speak. I say this because we’ve just completed the second year of our three year Transformation Plan, launched in July 2001.

(Shelving) We’re right at the start of a new soup season where you, and all our customers and consumers, are going to see a very different, much more competitive – I repeat: much more competitive - Campbell in the marketplace. In fact, I believe we’re now on the verge of reaping the benefits of all the groundwork we’ve laid over the past two years. We’re now far better positioned to delight our customers and our consumers with a full array of compelling, more convenient products, supported by strengthened marketing propositions.

However, before getting into specifics, there are two housekeeping items to address.

(Housekeeping items – Words/List B1) First, I will not get into our Fiscal’03 performance details, as we’ll release our earnings next week. For the same reason, we’ll be unable to respond to any questions relating to our last Fiscal Year.

(Housekeeping items – Words/List B2) Second, would you please read this forward-looking statement.

(Forward Statement – Words)

And now to this morning’s agenda.

(Agenda – Words/List B1) My starting point will be a brief review of the progress we’re making in our Transformation Plan, along with an evolution of our strategies that builds on what we’ve learned these past couple of years. We’ve accomplished a lot and “The table is clearly set” for stronger performance.

(Agenda – Words/List B2) I’ll follow with a progress report on the many new initiatives that we have in hand for our U.S. Soup business in the upcoming soup season. This will be the main part of my presentation.

(Agenda – Words/List B3) I’ll continue with an update on our North American Food and Beverage businesses. Here, we’re gaining considerable traction from the investments we’ve been making in basic marketing and new product development over the past couple of years.

(Agenda – Words/List B4) I’ll end with just a few comments on our Baking and Snacking businesses where we have unusually strong category positions.

(Other businesses — Words) In total, the businesses I’ll be talking about this morning represent over 80% of Campbell’s EBIT. Our remaining businesses are all reasonably on track and we have solid plans in place to drive their performance. Any issues we face in these businesses are manageable.

(Agenda – Words/List H1) Let’s start with the progress we’ve made with our Transformation Plan. About the time I was speaking with you last February at the Scottsdale CAGNY conference, we were working through our strategic plan for the fiscal ‘04 to ‘06 time frame.

(Transformation Process – Chart) As part of that effort, and at the halfway point of our Transformation Plan, we went back and did a reality check, as we did right at the beginning of my tenure with Campbell Soup Company in early 2001.

(How are we doing? — Words B1) We asked ourselves: “How are we doing? Would any adjustment to our strategies help us unlock the latent potential in the Campbell Soup Company in a better way?”

(How are we doing? — Words B2) There were two major conclusions. First, we had accomplished a great deal over the past two years....and, I believe, it is about to pay off. As I noted earlier, “The table is clearly set” for improved performance in fiscal 2004 and beyond.

(How are we doing? — Words B3) Second, we learned that we had an opportunity to evolve and strengthen our strategies as we entered the home stretch of our Plan.

Let me elaborate a little on each point.

(Rebuilt org. – Picture/Words B1) We have rebuilt and revitalized the organization almost from scratch. This is, perhaps, our singular, most important achievement. We have promoted or hired nearly 200 of our top 350 people over the past 24 months. At the same time, we’ve significantly improved the engagement of our entire employee population.

(Rebuilt org. – Picture/Words B2) Encouragingly, through all these changes, our organization, while certainly still developing, has performed increasingly well.

(Value Chain – Chart/ B1) Over the past two years, we’ve strengthened our total business across all aspects of the value chain, starting with Research and Development. R&D has done outstanding work.

(Value Chain – Chart/ B2) R&D has led the effort to upgrade our product quality across the board. Take R&D’s work in U.S. Soup as the prime example. Over the past two years,

we have upgraded the quality of about 75% of our soup SKUs in a consumer perceptible fashion. Our increasing use of cold blend technology has played an important role in this effort. More telling, though, is that our quality improvements represent some 80% of our soup volume.

(Value Chain – Chart/ B2.1) This means that our U.S. consumers will purchase, on an annualized basis, nearly two billion cans of Campbell’s soups at a far higher quality level than ever before. Two billion cans. These staggering numbers are illustrative of the level of our commitment to the quality ideal at Campbell Soup Company.

(Value Chain – Chart/ B3) R&D has also led the development of many new products both in U.S. Soup and in our Food and Beverages division. Our M’m! M’m! Good! To Go convenience line is the most visible in fiscal ‘03. I’ll talk more about all this in a moment. Other large initiatives are on the slide.

(Value Chain – Chart/ B4) Moving on across the value chain, you can see some other major initiatives we’ve been working on since we launched the Transformation Plan. In Procurement, we’ve saved at least $100 million in costs, leveraging our new strategic sourcing initiative.

(Value Chain – Chart/ B5) Manufacturing has played the leading role in the conversion of many of our condensed soups to the cold blend technology, and the conversion of our entire line of condensed soups to Easy Open Lids. Other Manufacturing initiatives are on the slide.

(Value Chain – Chart/ B6) In Distribution, we’ve made our Global Supply Chain much more customer focused. In the last published Cannondale customer survey, Campbell showed the highest improvement among all consumer products companies measured.

(Value Chain – Chart/ B7) Finishing the value chain, I’d first single out the role Marketing has played in developing our new umbrella advertising campaign for U.S. Soup. I’ll expand on this campaign and show you our new commercials later.

(Value Chain – Chart/ B8) Also, we have vastly improved our Sales capabilities. Our Sales organization has been in the forefront of creative new approaches to shelving, and to restructuring our incentive programs to better align our efforts with our customers’ needs.

(Vendor awards – Words/Logos) Our customers have clearly noticed our improved sales capabilities. For example, we were delighted to be recognized by Wal Mart as their “Co-Managed Supplier” of the Year and by Target and Hy Vee as their “Vendor of the Year”. Back in 2001, we wouldn’t even have been on these customers’ radar screens at award time!

(Value Chain summary – Chart B1) To sum up on our progress: We’ve accomplished a lot across the value chain....

(Value Chain summary – Chart B2) And we intend to build on it. Here’s how.

(Building blocks — Words) Over the past 18-24 months, we have learned that we can do more to exploit the full potential that our strong brands, appealing categories, solid financial profile, and increasingly talented workforce offer. The clearest example is in our hot-filled, shelf stable, thermal businesses, which account for well over two-thirds of our EBIT.

(Growth opportunities – Pace & Prego products) Our high margin Food and Beverage businesses are a case in point. Over the past couple of years, it has become increasingly evident that our significant investments in soup manufacturing and technology have broader applicability to other thermal products. For example, our ever-strengthening vegetable processing technologies have already been beneficial to Prego sauces and to Pace salsa. In the future, they will also help us to improve the flavors of our range of V8 juices.

(Thermal – Words/List B1) Our thermal businesses in North American – both Soup and Food and Beverages — dominate our consolidated results and have the highest return on invested capital.

(Thermal – Words/List B2) It is also in these businesses that we have the highest degree of competitive insulation.

(Thermal – Words/List B3) Thermal processing is where our technology, brands, and scale complement each other most powerfully. Consider the following:

(Thermal – Words/List B4) We have significant vegetable processing technologies.

(Thermal – Words/List B5) We have powerful, extendable, icon trademarks in huge, on-trend categories, with number one or two market share positions.

(Thermal – Words/List B6) And we have significant scale and cost advantages with large capital investments, leverageable supply chain capabilities, and increasingly strong marketing and sales capabilities.

(Thermal – Words/List B7) All this makes us a uniquely formidable competitor in thermal processed foods and beverages.... particularly in North America. I believe that we can further maximize our potential by focusing more acutely on these businesses as we move forward.

(New strategies – Words/Chart) Accordingly, as this slide illustrates, we have evolved our core strategies. Let me comment briefly on the three key changes. First, and flowing directly from the discussion of our broader thermal portfolio, we’re going to shift our portfolio strategy.

(New strategies – Words/Chart H1) We’ll better leverage all our consumer advantaged thermal capabilities, our strong brands, and our scale in North America for accelerated growth, not just our soup capabilities.

Now, while on the subject of our portfolio, I would draw your attention to a recent European research report on obesity.

(Obesity rankings — Table) We’re favorably positioned on this issue. The report listed Campbell Soup Company as holding the number two ranking overall, and the leading position of all North American based food companies, in terms of its product portfolio being “Healthy”. The authors concluded that fully 77% of our portfolio should be viewed either as “Healthy” or “Better than Healthy”. This is a very solid figure that puts us in a very competitive position as the “wellness/obesity” issue moves to center stage.

(New strategies – Words/Chart H2) Our second change in our strategies concerns New Growth Avenues. We’ll increasingly focus our large-scale initiatives against thermal products, so as to reap the benefits of our scale in this arena as well. Accordingly, we are embedding this strategy within our first strategy to increase the focus on our thermal businesses as a whole.

(New strategies – Words/Chart H3) The third change is that we intend to be much more aggressive in pursuing productivity savings across our entire business system, not just procurement and manufacturing, our primary focus areas until now. In particular, G&A expenses, along with non-working marketing spending, are being very tightly managed.

(Agenda – List H2) Now I’ll turn to my next topic and give you an update on the significant progress we’ve made on the first strategy, namely to focus against our consumer advantaged thermal capabilities in North America. So, let’s move to some specifics in U.S. Soup.

(U.S. Soup — Products) To frame this discussion, I’ll start with the four strategies we’re now following in our U.S. Soup business.

(U.S. Soup strategies – List B1) First, we’ll more aggressively drive growth in Ready To Serve soups. Here I want to add that we fully intend to pioneer new soup segments by better leveraging our thermal technology. We’re doing this already with our M’m! M is! Good! To Go convenience platform.

(U.S. Soup strategies – List B2) Next, we’ll profitably improve condensed soup trends by focusing on large viable segments where we have leverageable advantages.

(Icon soups – Products B1) These large viable segments are icons, such as tomato soup, kids soups – especially chicken noodle — and cooking soups such as cream of mushroom where we have limited to no branded competition.

(Icon soups – Products B2) These segments account for about 75% of all condensed soups, and they continue to perform better than the balance of the condensed portfolio.

(Fun Favorites packaging evolution – Photo and words) As a specific example of our renewed focus on these stronger segments of condensed soup, here you can see how we’re updating the packaging for our kid’s line of Fun Favorites to focus in a more robust fashion against the target audience – kids! Incidentally, while we’re on Fun Favorites, we’ve made significant product quality improvements across the entire line of nine soups, leveraging our cold blend technology. Sales have responded well.

(U.S. Soup strategies – List B3) Our third strategy for U.S. Soup is to simplify our portfolio and better leverage its scale. Here, for example, we do see opportunities to prune under-performing SKUs. Also, the soup aisle is complex and some simplification is in order.

(U.S. Soup strategies – List B4) Our fourth strategy is to further align ourselves with the customers who are winning with consumers.

With these growth strategies as the framework, I’ll update you on our progress in the marketplace over the last several months.

(M’m! M’m! Good! To Go – Logo and Products) I’ll begin with our new M’m! M’m! Good! To Go convenience platform. As background, I’ll reiterate the observations I made about convenience last February. As I said then, to capitalize on the huge opportunity open to us in convenience, we had to drive against a variety of imperatives.

(Convenience imperative – List Bi) To succeed, we had to make soup single serve, more portable, and more snackable. We had to make it easier to shop. We had to make it even more readily available. And we had to make it easier to prepare.

(Convenience imperative – List B2) Then, to tie everything together, we needed highly effective marketing and sales programs.

I’m pleased to report that we’ve made significant progress across the board.

(SAH – Photo B1) We’ve launched seven new Soup at Hand varieties in microwaveable cups.

(SAH & Chunky – Photo B2) We’ve launched six microwaveable Chunky items.

(SAH – Photo B3) And then we’ve also launched four Select items in microwaveable bowls.

(SAH – Photo/Words B4) In essence, we’ve created a compelling new growth platform in soup, squarely focused on “heat and eat” convenience.

(Conv. Platform – List B1) The launch of this convenience platform builds on our consumer success with Campbell’s Soup at Hand. The year one performance of Soup At Hand places the brand in the top 3% of all new food and beverage items launched in the past six years, as measured by IRI.

(Conv. Platform – List B2) With Soup at Hand, we’ve also found that one in two purchases are incremental to the category as a whole, and incremental to the Ready to Serve segment. This is because we’re satisfying new eating occasions and attracting new users. In so doing, we’re making soup consumption more approachable through convenience.

(Conv. Platform – List B3) Very importantly, this highlights the opportunity to accelerate growth of the entire soup category at the expense of other meal alternatives.

Our trade customers are extremely enthusiastic about the launch of this convenience platform and are supporting it with major promotions.

(Wal Mart Promotion – Photo 1) For example, despite the common saying “There’s no such thing as a free lunch”, we just made it happen! Wal Mart and Campbell’s will likely enter the Guiness Book of Records with our promotion “Soup Up Your Lunch”, the largest “free lunch” in history.

(Wal Mart Promotion – Photo 2) In the space of four hours Wal Mart gave away about one million free samples of our M’m! M’m! Good! To Go products for consumers to try.

(Largest launch – Words/List B1) One last point, this is not only Campbell’s largest new product launch in at least the last 15 years, it is also, by far, the most efficient. We about halved the time it took to get our new products into the stores, with highly creative approaches to distribution.

(Largest launch – Words/List B2) We achieved some 80% ACV distribution for all 17 new items in a period of six to eight weeks. Our historic performance has been to achieve this level in 12 to 14 weeks.

(Largest launch – Words /List B3) As another measure of what we accomplished, we shipped in one day – Yes! Just one day – what we typically expect to ship for a new item in six weeks.

(IQ Shelf Maximizer- Photo 1) Turning now to ease of shopping, our customers and consumers continue to be enthusiastic about our IQ Shelf Maximiser program. We’d barely begun this gravity feed shelving program back in February. Now we’re in the process of rolling it out for condensed soups in thousands of grocery stores.

(IQ Shelf Maximizer- Photo with consumer 2) There’s no doubt that gravity feeding fixtures, arranged to match how consumers think about soups, make the whole aisle much easier to shop and we’re working with our customers to tailor implementation for each account. Additionally, from our test market results, we did see positive category trends from these fixtures.

(IQ Shelf Maximizer- Photo with consumer 3) We anticipate that we’ll have IQ Shelf Maximizer operational in about half the ACV within 18 months. In my view, three years out, this shelving system will be in all our high volume outlets.

(Convenience Imperatives – List H3) Turning now to availability, our new M’m! M’m! Good! To Go convenience platform has opened up several, large, new opportunities.

(Convenience Target in store — Photo) Take our progress with Target, as an example. Target had this end-aisle promotion for our convenience platform. We’re especially pleased about this, as soup products have not historically had much of a presence in Target. This time, though, things were different. In the space of five weeks we had orders for more than 200,000 cases of our “M’m! M’m! Good! To Go” soups.

(C-Store Shipper — Photo) In C-stores, too, we’ve been very successful with our convenience platform. This channel is an important source of trial for us and we’ve sold some 20,000 shippers, each containing up to 48 cups, into C-stores over the past couple of months.

(Drug Store with SAH end aisle display – Photo) In Drug Stores, too, we’ve had another “win” with convenience. This is also a channel where historically our soups have been in very limited distribution. We changed the paradigm with Soup at Hand. Working with key customers, such as CVS, we developed these special end-aisle displays. We’ve shipped 3,500 to CVS alone. This goes way beyond anything we’ve done before with CVS in soup.

(EZO cans and consumers– Photo) Ease of preparation is also a key driver of convenience. Here, too, we have major progress to report. The long-talked of conversion of our entire condensed line to Easy Open lids is very rapidly becoming a reality for our consumers. It’s been a reality for our manufacturing organization for months. All our plants are now producing Easy Open cans.

(EZO in store – Photo) Many stores already have large displays of the new packaging and, within four to six weeks, our best estimate is that 80% of the ACV will be in the highly differentiated Easy Open format.

(Kitchen Classics three Cans — Photo) Our Kitchen Classics line of 10 Ready To Serve soups is another innovation aimed squarely at ease of preparation. Research showed that there was a large body of consumers who wanted a high quality, convenient, Ready To Serve soup, priced between Condensed soups and premium Ready To Serve products.

(Kitchen Classics entire line — Photo) We’ve bridged that gap and created a branded value segment with our launch of Kitchen Classics. Nevertheless, and a point I want to stress, Kitchen Classics is a high quality line of soups, using our cold blend technologies. Additionally, Kitchen Classics has excellent margins.

That completes the discussion of our innovation in U.S. Soup products, packaging, distribution, promotion and selling over the last six months or so.

(Innovation Summary — Words/List B1) In just this short period of time we’ve launched 17 new items under the M’m! M’m! Good! To Go convenience line.

(Innovation Summary — Words/List B2) We’ve improved many of our condensed soups with cold blend and other technologies and we’ve converted our entire line of condensed soups to Easy Open lids.

(Innovation Summary — Words/List B3) We’ve launched 10 items in the Kitchen Classics range.

(Innovation Summary — Words/List B4) We’ve broadened and deepened our distribution.

(Innovation Summary — Words/List B5) We’ve halved the time it takes us to get our new products on display in the grocery stores.

(Innovation Summary — Words/List B6) And we have continued to improve the shopping experience with our IQ Shelf Maximiser program.

I’d put this “transformational” effort up against any other company in the food industry.... and, we’re just getting started.

(Marketing — Words/List B1) Now I’ll turn to our integrated marketing initiatives that are starting to drive consumption as this soup season gets underway. To frame this discussion, let me give you some background.

(Marketing – Words/List B2) Historically, our TV media spending for U.S. soup was fragmented, being spread over half dozen different brands, several different messages, and multiple executions.

(Marketing — Words/List B3) We concluded that we needed to strengthen our approach. We needed to find a single, umbrella message for the Campbell Soup brand that was both compelling and motivating.

(Core idea – Words B1) Our core idea, and one that most definitely resonated with consumers when we tested it, is that Campbell Soup is real food, made with real ingredients, that delivers real satisfaction, real fast.

(Core idea – Words B2) In short, Campbell Soup is REAL in all the attributes consumers want in today’s busy world. The campaign idea breaks through all the clutter by interrupting people in “real” life situations and convinces them that Campbell Soup is the better simple meal choice. So, this all translates into four key elements that are “must haves” in our advertising.

(Umbrella campaign elements – Words/Photo B1) First, real people: We want to capture true-life situations as they happen.

(Umbrella campaign elements – Words/Photo B2) Second, competitive meal choices: Depending on the target audience and the occasion, we’re very clear that Campbell Soup is a better choice than another simple meal.

(Umbrella campaign elements – Words/Photo B3) Third, an interruptive moment: For this we use Gordon Elliot. Gordon is a well-established food and lifestyle personality who is famous for his work on the Food Network. Gordon’s earlier “DoorKnock Dinners” show in which he interrupted real people to talk about food proved a perfect fit for Campbell’s.

(Umbrella campaign elements – Words/Photo B4) And fourth, a call to action: “Make it Campbell’s Instead”. This says it all.

Let’s take a look at just a few of our commercials in this expansive new campaign. In all, we plan to produce and run over 30 spots and spend some $100 million on this campaign in this fiscal year. (Blank)

RUN 9 SOUP COMMERCIALS IN THIS ORDER – 4’30’’
Anthem, Soup Meeting, Dilleys, Bea Smith, Clothing Store
Tasty Tuesday P/L, NY Version Video Game, Coffee Table

(Make it Campbell’s Instead — Words) So, don’t forget, when next shopping for a simple meal, do yourselves, and us here at Campbell Soup, a favor, just: “Make it Campbell’s Instead!”

(Agenda – Words H3) Now I’ll turn to the third item on the agenda – progress in the other part of our North American Thermal portfolio – Food and Beverages.

(Food & Bev. – Words/List) These are attractive high margin businesses requiring innovation, supported by strong consumer marketing. We’ve launched several new products, all competitively positioned with effective levels of consumer support.

(Beverage products — Photo) In Beverages, we’re back on track again after a number of challenging years. I’ll share some examples of our new product activities with you now. There is much more in the pipeline.

(V8 Splash Smoothies– Words & Photo) In January, we launched V8 Splash Smoothies. This has been a meaningful success and has helped us stabilize the V8 Splash franchise.

(V8 Splash Diet, and 64 oz PET – Words & Photo) Good growth from V8 Splash Diet and V8 Splash lemonade have provided additional impetus.

(V8 and Campbell’s Tomato Juice – Words & Photo) Also contributing has been strong performance from V8 and Campbell’s Tomato Juice, with sales solidly ahead of a year ago. These line extensions have been a big factor.

(Campbell’s organic tomato juice – Words & Photo) We’ll keep this renewed momentum going with the imminent launch of our first organic product – Campbell’s Organic Tomato Juice. And, as I mentioned earlier, there is more to come in the months ahead.

(Pace products –Words & Photo) In our food portfolio, we’ve revitalized Pace sauces with the largest initiatives we’ve taken on Pace since we acquired the brand some 10 years ago.

(Pace Mex. Creations – Words & Photo B1) In June, we launched Pace Mexican Creations, a convenient line of cooking sauces that makes main meals easy.

(Pace Mex. Creations and Ench. sauce –Words & Photo B2) We also launched Pace Enchilada Sauce in glass, a first in the category.

(Pace Mex. Creations and Ench. sauce –Words & Photo B3) These launches are taking the Pace franchise beyond its traditional picante base into exciting new areas, perfectly aligned with consumer trends.

Here are two commercials we’ve run to launch Pace Mexican Creations. (Blank)

2 PACE MEXICAN CREATIONS COMMERCIALS – 1 MINUTE
Waiter and Spokesman

(Prego –Words & Photo) Continuing on, with Prego we’ve been focusing on building the equity in our base brand while broadening Prego’s appeal by launching a line of high quality, Prego Hearty Meat Sauces in three flavors. Here are two of the commercials we’re using to support Prego this year. (Blank)

TWO PREGO COMMERCIAL – 1 MINUTE
Base brand and Meat Ball

(NA Thermal Summary – Words/List B1) To sum up on our North American Thermal businesses, it is increasingly clear that these businesses can provide a growth engine for the Campbell Soup Company.

(NA Thermal Summary – Words/List B2) We are competitively well positioned in heat-treated, shelf stable products with very strong brands, superior technologies, and significant capital investments.

(NA Thermal Summary – Words/List B3) Convenience is a huge opportunity to rejuvenate the entire soup category and, although we’ve made a good start, we’re still barely scratching the surface.

(NA Thermal Summary – Words/List B4) We have already recognized the opportunities to leverage our strengthened capabilities in soup into our broader thermal portfolio in North America Food and Beverages.

(NA Thermal Summary – Words/List B5) And, finally, we will leverage these capabilities to an increasing extent going forward.

(Agenda – Words H4) And now I’ll turn to the last item on my agenda, a few comments on our next largest set of businesses – Baking and Snacking – Pepperidge Farm in the U.S. and Arnott’s internationally. Both of these businesses are doing well and I’ll say more about them next February at CAGNY.

(PF Products – Words and Photo) At Pepperidge Farm, solid marketing and compelling new products across the product range of cookies, crackers, and bakery have again been driving the business.

(PF Minis – Words and Photo B1) In cookies, though still in the early stages, the launch of Pepperidge Farm Minis is doing exceptionally well. Their added convenience for “on the go” snacking is a big plus. The mini format fills an, until now, unmet consumer need in our cookie line.

(PF Minis & Goldfish – Words and Photo B2) In crackers, the launch of Goldfish Colors has been the most successful Goldfish line extension in the history of this icon brand....and we expect it to do even better this fiscal year. Here is the introductory commercial. (Blank)

GOLDFISH COLORS COMMERCIAL – 30’

(PF Bloomfield – Photo and Words) Finally, I’d just mention that our new Bloomfield, Connecticut, bakery is up and running. The new bakery opened on schedule, just 12 months after groundbreaking, and is poised to deliver the anticipated productivity gains. In this fiscal year, Bloomfield will make a very important contribution to Pepperidge Farm operations.

(Arnott’s strengthened – Products/Logo and Words List B3) Internationally, Arnott’s Baking and Snacking business in Australia is now much stronger. We have completed the reconfiguration of our Australian manufacturing assets, started some two years ago, and this is expected to deliver meaningful productivity savings.

(Arnott’s strengthened – Products/Logo and Words List B1) We acquired Snack Foods Ltd., the number two competitor in salty snacks.

(Arnott’s strengthened – Products/Logo and Words List B2) We’ve also taken steps already to leverage the power of our Arnott’s trademark, the leading biscuit brand in Australia by a factor of five, into the salty snacks category.

(Thins Old and new Packages — Words and Photo) We’ve just finalized re-branding Thins, our recently acquired largest salty snack brand, to Arnott’s Thins, with the new packages hitting the shelves just last month. Over time, we’ll be branding more of our Snack Foods products Arnott’s.

(Australia three brands – photo) Finally, as we announced in Australia last week, we’re in the process of further strengthening Arnott’s biscuit portfolio with the acquisition of the Wagon Wheel, Quatro, and Chocolate Wheaten brands from George Weston Foods.

And that concludes my presentation this morning. These are the key points I’d like you to takeaway.

(Summary – Words/List B1) First, we’ve evolved our strategies to get greater focus on our core thermal businesses in North America where we enjoy the strongest competitive advantage.

(Summary – Words/List B2) Second, we’ve continued to strengthen and streamline our strategies to revitalize U.S. Soup to drive faster growth from Ready To Serve, while refocusing on those segments of condensed — kids, icons, and cooking — where we’re very strong and where category trends are more favorable.

(Summary – Words/List B3) Third, we’re actively advancing these strategies with strong programs that are going into the marketplace in this soup season. Our launch of 17 new M’m! M’m! Good! To Go convenient products is a visible example of what we’re doing!

(Summary – Words/List B4) Fourth, we’re driving renewed momentum in our Food and Beverage business with multiple new product launches and increased marketing support.

(Summary – Words/List B5) Fifth, we’re making solid progress in Baking and Snacking with innovative new products being an important driver of growth.

(Summary – Words B1) And finally, we’re optimistic that all the initiatives we’ve been developing these past two years will come together and put Campbell Soup fully back on track to make the company a consistent top performer in the food industry once again.

(Summary – Words and Logo B2) And so, to end, please make sure when you’re next shopping for a simple meal — or a food stock for that matter — to “Make it Campbell’s Instead”! Thank you very much! And now Bob Schiffner and I’ll be happy to take any questions. (Logo)